EXHIBIT 3.1

MICHIGAN DEPARTMENT OF ENERGY, LABOR AND ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Joseph D. Reid III, Esq. Michigan Commerce Bancorp Limited
Address 222 Washington Square North, Suite One
City State Zip Code Lansing Michigan 48933	EFFECTIVE DATE:
Document will be returned to the name and address you enter above
If Left Blank Document Will Be Mailed To The Registered Office.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MICHIGAN COMMERCE BANCORP LIMITED

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Amended and Restated Articles of Incorporation:

1.           The present name of the corporation is Michigan Commerce Bancorp Limited

2.           The identification number assigned by the bureau is 039386.

3.           All former names of the corporation are Financial Center Interim Corporation and Financial Center Corporation

4.           The date of filing of the original Articles of Incorporation was October 27, 1993.

The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation of Michigan Commerce Bancorp Limited:

ARTICLE I.
Name

The name of this corporation is Michigan Commerce Bancorp Limited (the “Corporation”).

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ARTICLE II.
Purpose

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “Act”), and specifically, but not in limitation of the foregoing, to be a bank holding company under the Bank Holding Company Act of 1956, as amended, and to engage in, or acquire an interest in other companies which engage in, activities closely related to banking as such activities are defined by the Board of Governors of the Federal Reserve System.

ARTICLE III.
Registered Office and Registered Agent

The street and mailing address of the registered office is, 222 Washington Square North, Suite One, Lansing, Michigan 48933.  The name of the resident agent at the registered office is Joseph D. Reid III.

ARTICLE IV.
Authorized Stock and Relative Rights

A. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is seventy million (70,000,000) shares consisting of (i) twenty million (20,000,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) fifty million (50,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

B. The authorized shares of the Common Stock are all of one class with equal voting power, and each share shall be equal to every other share.

C. The shares of the Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations, including but not limited to the right to approve an acquisition or other change of control, as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors.  The Board of Directors is expressly authorized to adopt such resolutions or resolutions and issue such stock from time to time as it may deem desirable.

ARTICLE V.
Compromise, Arrangement or Plan of Reorganization

When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application

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of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs.  If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

ARTICLE VI.
Shareholder Action by Written Consent

A. Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.   No action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.

B. In order that the Corporation’s shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons.  For purposes of this Article VI, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s shareholders.

C. Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

D. Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Article VI, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the

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manner provided in Section 407 of the Act, whether prior or subsequent to the date of the adoption of this Article VI, then this Article VI, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

E. Within 3 business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations.  The cost of retaining inspectors of election shall be borne by the Corporation.

F. Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors or other designated agents.  As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.  The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholders or their representatives or any other entity.  As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or (ii) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with the Act, these Amended and Restated Articles of Incorporation and the Bylaws of the Corporation, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating:  (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

G. Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents.  If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the

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 inspectors’ preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a court reporter.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.  A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

ARTICLE VII.
Business At Annual Meetings

A. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

B. For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article VIII of these Amended and Restated Articles of Incorporation must be complied with.  If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder's notice must be delivered by mail or electronic transmission to the Secretary and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.

C. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article VII.

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D. The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article VII, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

E. Notwithstanding the foregoing provisions of this Article VII, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Exchange Act.

ARTICLE VIII.
Board of Directors

A. Authority and Size of Board.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

1. At least eighty percent (80%) of the Board of Directors, and

2. A majority of the Continuing Directors (as hereinafter defined).

B. Classification of Board and Filling of Vacancies.  Subject to applicable law, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively with each class to be as nearly equal in number as possible.  At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

C. Removal of Directors.  Any one or more directors of the Corporation may be removed for cause at any time, but only by the affirmative vote, at a meeting of the shareholders called for that purpose, of a majority of the holders of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.  Any one or more directors of the Corporation may be removed without cause at any time by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the Voting Stock, voting together as a single class.  For purposes of this paragraph C of Article VIII,

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“cause” shall mean fraudulent, illegal or dishonest conduct or gross abuse of authority or discretion.

D. Certain Definitions.  For the purposes of this Article VIII:

1. A “person” shall mean any individual, firm, corporation or other entity.

2. “Interested Shareholder” shall mean any person, other than the Corporation or any Subsidiary, who or which:

(a) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

(b) is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

(c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3. “Beneficial owner”  shall have the respective meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

4. For the purposes of determining whether a person is an Interested Shareholder pursuant to item 2 of this paragraph D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of item 2 of this paragraph D but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Article VIII of these Amended and Restated Articles of Incorporation is filed with the Corporation Division, Bureau of Commercial Services of the Michigan Department of Energy, Labor and Economic Growth.

6. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section D, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

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7. “Continuing Director” means any member of the Board of Directors who is unaffiliated with any Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

E. Powers of Continuing Directors.  A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII.

F. Nominations.

(a) Nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Corporation may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of such special meeting, if the shareholder’s notice required by this paragraph F shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described in this paragraph F.

(b) Such notice shall set forth (i) as to each proposed nominee (1) the name, date of birth, business address, and residence address of such nominee, (2) the principal

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occupation or employment of such nominee during the past five years, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person's written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation's books, (2) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VIII.  The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IX.
Limitation of Liability

A. Indemnification of Directors and Officers: Claims by Third Parties.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to

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the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

B. Indemnification of Directors and Officers: Claims brought by Right of the Corporation.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders.  Indemnification shall not be made under this paragraph B for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in paragraph D of this Article IX.

C. Actions Brought by the Indemnitee.  Notwithstanding the provisions of paragraphs A and B of this Article IX, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article IX, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the Corporation.

D. Approval of Indemnification.  Except as otherwise provided in paragraph F of this Article IX, indemnification under paragraphs A and B of this Article IX, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in paragraphs A and B of this Article IX, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

1. By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

2. If a quorum cannot be obtained in subsection (1), by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

3. By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

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(a) by the Board of Directors or its committee in the manner prescribed in subsection (1) or (2); or

(b) if a quorum of the Board of Directors cannot be obtained under subsection (1) and a committee cannot be designated under subsection (2), by the Board of Directors.

4. By all independent directors (if any directors have been designated as such by the Board of Directors or shareholders of the Corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

5. By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

E. Advancement of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

1. The Indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

2. The Indemnitee furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

3. A determination is made that the facts then known to those making the determination would not preclude indemnification, if any, required by the Act for the indemnification of a person under the circumstances.

The undertaking required by subsection (2) must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.  Determinations and evaluations of reasonableness of payments under this Section shall be made in the manner specified in paragraph D of this Article IX.

F. Court Approval.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in paragraphs A and B of this Article IX or was adjudged liable as described in paragraph A of this

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Article IX, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

G. Partial Indemnification.  If an Indemnitee is entitled to indemnification under paragraphs A and B of this Article IX for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

H. Article Provision Eliminating or Limiting Director Liability. The Corporation shall indemnify a director for the expenses and liabilities described in this Article IX without a determination that the director has met the standard of conduct set forth in paragraphs A and B of this Article IX, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in paragraph B of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in paragraph A of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

I. Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article IX and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

J. Other Rights of Indemnification.  The indemnification or advancement of expenses provided under paragraphs A through G of this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in paragraphs A through G of this Article IX continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

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K. Definitions.  “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in paragraphs A and B of this Article IX.

L. Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

M. Enforcement.  If a claim under this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

N. Contract with the Corporation.  The right to indemnification conferred in this Article IX shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article IX is in effect, and any repeal or modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

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O. Application to a Resulting or Surviving or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article IX.  The indemnification and other obligations set forth in this Article IX of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation.  Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article IX for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

P. Severability.  Each and every paragraph, sentence, term and provision of this Article IX shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article IX shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

Any repeal, amendment or other modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.  If the Act is amended after this Article IX becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE X.
Amendment

Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 66 2/3% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article V, Article VII, Article VIII, Article IX or Article X of these Amended and Restated Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term “Continuing Directors” is defined in Article VIII.

These Amended and Restated Articles of Incorporation were duly adopted on the 16 day of July, 2009, in accordance with the provisions of Section 642 of the Act by the shareholders of the Corporation.  The necessary number of shares required by statute was voted in favor of these Amended and Restated Articles of Incorporation.

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The undersigned, being an authorized representative of the Corporation has signed these Amended and Restated Articles of Incorporation on the 16 day of July, 2009.

Michigan Commerce Bancorp Limited

By: /s/ Joseph D. Reid III
Name:  Joseph D. Reid III
Title:    Executive Officer

Name of person or organization remitting fees:
Michigan Commerce Bancorp Limited
Preparer’s name and business telephone number:
Joseph D. Reid III, Esq.
(517) 372-1376

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